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                                                                   EXHIBIT 10.27

                             SAGENT TECHNOLOGY, INC.

                              CONSULTING AGREEMENT

        This Consulting Agreement ("Agreement") is made and entered into as of the seventh day of April, 1997 by and between Sagent Technology, Inc. (the "Company"), and Ralph Kimball Associates, Inc. ("Consultant"). The Company desires to retain Consultant as an independent contractor to perform consulting services for the Company and Consultant is willing to perform such services, on terms set forth more fully below. In consideration of the mutual promises contained herein, the parties agree as follows:

        1. SERVICES AND COMPENSATION

               (a) Consultant agrees to perform for the Company the services ("Services") described in Exhibit A, attached hereto.

               (b) The Company agrees to pay Consultant the compensation set forth in Exhibit A for the performance of the Services.

        2. CONFIDENTIALITY

               (a) "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customers, customer lists, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed by the Company either directly or indirectly in writing, orally or by drawings or inspection of parts or equipment. Company will designate all Confidential Information at the time of disclosure to Consultant in writing. Any information disclosed to Consultant without being designated as Confidential in writing at the time of disclosure will be treated as public information.

               (b) Consultant will not, during or subsequent to the term of this Agreement, use the Company's Confidential Information for any purpose whatsoever other than the performance of the Services on behalf of the Company or disclose the Company's Confidential Information to any third party. It is understood that said Confidential Information shall remain the sole property of the Company. Consultant further agrees to take all reasonable precautions to prevent any unauthorized disclosure of such Confidential Information. Confidential Information does not include information which (i) is known to Consultant at the time of disclosure to Consultant by the Company as evidenced by written records of Consultant, (ii) has become publicly known and made generally available through no wrongful act of Consultant, or (iii) has been rightfully received by Consultant from a third party who is authorized to make such disclosure.

               (c) Consultant agrees that Consultant will not, during the term of this Agreement, improperly use or disclose any proprietary information or trade secrets of any former


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or current employer or other person or entity with which Consultant has an agreement or duty to keep in confidence information acquired by Consultant if any, and that Consultant will not bring onto the premises of the Company any unpublished document or proprietary information belonging to such employer, person or entity unless consented to in writing by such employer, person or entity. Consultant will indemnify the Company and hold it harmless from and against all claims, liabilities, damages and expenses, including reasonable attorney's fees and costs of suit, arising out of or in connection with any violation or claimed violation of a third party's rights resulting in whole or in part from the Company's use of the work product of Consultant under this Agreement.

               (d) Consultant recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that Consultant owes the Company and such third parties, during the term of this Agreement and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Services for the Company consistent with the Company's agreement with such third party.

               (e) Upon the termination of this Agreement, or upon Company's earlier request, Consultant will deliver to the Company all of the Company's property or Confidential Information that Consultant may have in Consultant's possession or control.

        3. OWNERSHIP

               (a) Consultant agrees that all copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries and trade secrets conceived, made or discovered by Consultant, solely or in collaboration with others, during this Agreement which result from performing the Services hereunder (collectively "Inventions") are the sole property of the Company. Consultant further agrees to assign (or cause to be assigned) and does hereby assign fully to the Company all Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto.

               (b) Consultant agrees to assist Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive right, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. Consultant further agrees that Consultant's obligation to execute or cause to be executed, when it is in Consultant's power to do so, any such instrument or papers shall continue after the termination of this Agreement.


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               (c) Consultant agrees that if in the course of performing the
Services, Consultant incorporates into any Invention developed hereunder any invention, improvement, development, concept, discovery or other proprietary information owned by Consultant or in which Consultant has an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, perpetual, irrevocable, worldwide license to make, have made, modify, use and sell such item as part of or in connection with such Invention.

               (d) Consultant agrees that if the Company is unable because of Consultant's unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Consultant's signature to apply for or to pursue any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company above, then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant's agent and attorney in fact, to act for and in Consultant's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright and mask work registrations thereon with the same legal force and effect as if executed by Consultant.

        4. CONFLICTING OBLIGATIONS

               (a) Consultant certifies that Consultant has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude Consultant from complying with the provisions hereof, and further certifies that Consultant will not enter into any such conflicting Agreement during the term of this Agreement. Company agrees that the activities of Ralph Kimball Associates as defined in Exhibit A, Category 1 of this Agreement, including its relationships with Red Brick Systems, if..., and Wiley Computer Books do not constitute Conflicting Obligations.

               (b) In view of Consultant's access to the Company's trade secrets and proprietary know-how, Consultant further agrees that Consultant will not, without Company's prior written consent, design identical or substantially similar designs as those developed under this Agreement for any third party during the term of this Agreement and for a period of twelve (12) months after the termination of this Agreement.

        5. TERM AND TERMINATION

               (a) This Agreement will commence on the date first written above and will continue until the earlier of (i) final completion of the Services or
(ii) termination as provided below.

               (b) The Company may terminate this Agreement upon giving two weeks prior written notice thereof to Consultant. Any such notice shall be addressed to Consultant at the address shown below or such other address as either party may notify the other of and shall be deemed given upon delivery if personally delivered, or forty-eight (48) hours after deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested. The Company may terminate this Agreement immediately and without prior notice if Consultant refuses to or is unable to perform the Services or is in breach of any material provision of this


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Agreement. Company agrees that in the event of termination of this Agreement by
Company, Company's right to use Consultant's name and likeness as defined in Exhibit A shall terminate immediately.

               (c) Upon such termination all rights and duties of the parties toward each other shall cease except:

                      (i) that the Company shall be obliged to pay, within thirty (30) days of the effective date of termination, all amounts owing to Consultant for Services completed and accepted by the Company prior to the termination date and related expenses, if any, in accordance with the provisions of Section 1 (Services and Compensation) hereof;

                      (ii) Sections 2 (Confidentiality), 3 (Ownership) and 7 (Independent Contractors) shall survive termination of this Agreement; and

                      (iii) The option to purchase 0.75% of the Company's outstanding equity, on a fully diluted basis, set forth in Exhibit A, "Options--Option 1 Terms," shall not terminate if this Agreement is terminated for any reason other than for Cause. As used herein, "Cause" is defined as (i) willful failure by the Consultant to substantially perform his duties hereunder other than a failure resulting from the Consultant's complete or partial incapacity due to physical or mental illness or impairment, or (ii) an act by the Consultant which constitutes gross misconduct and which is injurious to the Company, or (iii) a breach by the Consultant of a material provision of this Agreement, or (iv) a material violation of a federal or state law or regulation materially applicable to the business of the Company. No act, or failure to act, by the Consultant shall be considered "willful" unless committed without good faith and without a reasonable belief that the act or omission was in the Company's best interest.

        6. ASSIGNMENT

               Neither this Agreement nor any right hereunder or interest herein may be assigned or transferred by Consultant without the express written consent of the Company. Company may not assign any of its rights or obligations under this Agreement without the prior written consent of Consultant except in connection with the sale of all or substantially all of Company's business, whether by means of a merger, sale of stock, a sale of assets, or otherwise.

        7. INDEPENDENT CONTRACTOR

               The parties to this Agreement are independent contractors. Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of the Company, but Consultant shall perform the Services hereunder as an independent contractor. Consultant agrees to furnish (or reimburse the Company for) all tools and materials necessary to accomplish this contract, and shall incur all expenses associated with performance, except as expressly provided on Exhibit A of this Agreement. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement and Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes thereon. Consultant further agrees to


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indemnify and hold harmless the Company and its directors, officers, and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including attorney's fees and other legal expenses, arising directly or indirectly from (i) any negligent, reckless or intentionally wrongful act of Consultant or Consultant's assistants, employees or agents, (ii) a determination by a court or agency that the Consultant is not an independent contractor, or
(iii) any breach by the Consultant or Consultant's assistants, employee or agents of any of the covenants contained in this Agreement.

        8. BENEFITS

               Consultant acknowledges and agrees and it is the intent of the parties hereto that Consultant receive no Company-sponsored benefits from the Company either as a Consultant or employee. Such benefits include, but are not limited to, paid vacation, sick leave, medical insurance, and 401(k) participation. If Consultant is reclassified by a state or federal agency or court as an employee, Consultant will become a reclassified employee and will receive no benefits except those mandated by state or federal law, even if by the terms of the Company's benefit plans in effect at the time of such reclassification Consultant would otherwise be eligible for such benefits.

        9. ARBITRATION AND EQUITABLE RELIEF

               (a) Except as provided in Section 9(d) below, the Company and Consultant agree that any dispute or controversy arising out of, relating to or in connection with the interpretation, validity, construction, performance, breach or termination of this Agreement shall be settled by binding arbitration to be held in San Mateo County, California, in accordance with the Commercial Arbitration Rules, supplemented by the Supplemental Procedures for Large Complex Disputes, of the American Arbitration Association as then in effect (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court of competent jurisdiction.

               (b) The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to conflicts of law rules. Consultant hereby consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

               (c) The Company and Consultant shall each pay one-half of the costs and expenses of such arbitration, and each shall separately pay its counsel fees and expenses unless otherwise required by law.

               (d) The parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without abridgment of the powers of the arbitrator.


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               (e) CONSULTANT HAS READ AND UNDERSTANDS SECTION 9, WHICH
DISCUSSES ARBITRATION. CONSULTANT UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, CONSULTANT AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF, TO BINDING ARBITRATION, EXCEPT AS PROVIDED IN SECTION 9(d), AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF CONSULTANT'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE RELATIONSHIP BETWEEN THE PARTIES.

        10. GOVERNING LAW

               This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of California.

        11. ENTIRE AGREEMENT

               This Agreement is the entire agreement of the parties and supersedes any prior agreements between them, whether written or oral, with respect to the subject matter hereof. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

        12. ATTORNEY'S FEES

               In any court action at law or equity which is brought by one of the parties to enforce or interpret the provisions of this Agreement, the prevailing party will be entitled to reasonable attorney's fees, in addition to any other relief to which that party may be entitled.

        13. SEVERABILITY

               The invalidity or unenforceability of any provision of this Agreement, or any terms thereof, shall not affect the validity of this Agreement as a whole, which shall at all times remain in full force and effect.

        14. INDEMNIFICATION

               Company will indemnify and hold Consultant harmless from and against expenses, damages, claims, suits, actions, judgements and costs (including but not limited to attorneys' fees) arising from or in any way connected with any claim, action or suit that arises from Consultant's endorsements of the Company products or the performance of his obligations under this Agreement. Company's obligation to defend and indemnify Consultant with respect to claims asserted by a third party is conditioned upon Consultant (1) giving prompt written notice to Company of the claim, (2) allowing Company to have sole and exclusive control of the defense of the claim and any settlement negotiations including the exclusive authority to compromise any claim and make all strategy decisions regarding all facets of the litigation or


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matter, and (3) at Company's reasonable request and expenses assisting Company in such defense.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                               CONSULTANT
                               Ralph Kimball [Associates, Inc.]

                               By: /s/ Ralph Kimball
                                  --------------------------------------------
                               Title: President
                                     -----------------------------------------
                               Address: 13150 Highway 9 Boulder Creek
                                       ---------------------------------------
                                        CA  95036
                                       ---------------------------------------

                               COMPANY

                               SAGENT TECHNOLOGY, INC.

                               By:     /s/ John Zicker, VP Technology
                                  --------------------------------------------
                               Title: VP Technology
                                     -----------------------------------------
                               Address: 225 East Bayshore Rd., Palo Alto,
                                       ---------------------------------------
                                        CA
                                       ---------------------------------------


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                                    EXHIBIT A

                            SERVICES AND COMPENSATION

        1. CONTACT. Consultant's principal Company contact:

                       Name: John Zicker
                       Title: Vice President of Technology

        2. SERVICES

        Consultant shall perform and the Company shall pay for the following work:

                                   Category I

        a. Consultant shall commit an average of one business week during each three month period commencing with the Effective Date of the Agreement to performing the services described below in subsection b;

        b. Consultant shall deliver product specifications and design reviews to the Company. The subject matter to these product specifications and design reviews will be mutually agreed upon by Consultant and Company prior to their preparation. Company agrees to reasonably accept these product specifications and design reviews as satisfactory, bearing in mind the constraint of one week's work per quarter in the investigation and preparation of these product specifications and design reviews. Upon request by the Company, additional specification and design work can be provided at Consultant's discretion at Consultant's normal daily consulting fee; and

        c. Name and Likeness. Consultant hereby grants to Company the exclusive worldwide right and license within the Market, as defined herein, during the term of this Agreement to use Ralph Kimball's name, likeness, voice, signature, initials, photograph and endorsement solely in connection with the advertising, marketing and promotion in all forms of media of Company products, subject to the terms and conditions of this Agreement, Consultant agrees to not take any action inconsistent with the endorsement of the Company products including but not limited to
                (a) discouraging use of the Company products in any way and (b) knowingly allowing Ralph Kimball's name, likeness, voice, signature, initials, photograph or endorsement to be used in connection with the advertising of other products in the Market. For purposes of this Agreement, "Market" shall mean the data mart and data warehousing markets excluding Consultant's existing relationships with Ralph Kimball Associates, Red Brick Systems, Inc., if..., and Wiley Computer Books. It is understood that the existing


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                activities of Ralph Kimball Associates excluded from the above definition of Market involve Consultant performing all forms of data warehouse designs, performing all forms of data warehouse reviews, conducting public and private seminars on a wide range of data mart and data warehouse topics, providing briefings for consulting organizations and hardware companies, meeting with the customers of consulting organization and hardware companies, entering into confidential relationship with consulting organizations and hardware companies, writing books and articles on data mart and data warehouse topics for a variety of publications, and that Ralph Kimball Associates and any of the entities who are clients of Ralph Kimball Associates may use Ralph Kimball's name and likeness in connection with the delivery of the above described services by Ralph Kimball Associates.

                Company will consult with Consultant and obtain his approval before introducing any models or lines of Company products to be endorsed by Consultant. In addition, Company will submit to Consultant a true and complete copy of all promotional or advertising material using Consultant's endorsement at least ten
                (10) days prior to the intended release of such material to the general public for Consultants approval, which may be withheld only on the grounds that direct quotations attributable to Kimball are inaccurate or misleading. If within three (3) business days after receipt of a copy of such material, Consultant shall not have provided a written objection to such material, Consultant will have been deemed to have accepted and consented to such material. If Consultants provide such a written objection within three (3) business days after receipt of a copy thereof from Company the parties will discuss Kimball's objections and work together in good faith to resolve such objections as expeditiously as possible and, pending conclusion of such discussions, Company will refrain from using such material.

                Consultant and company agree that this Agreement does not grant Company the right to trademark Ralph Kimball's name or likeness as part of the Company's product development, marketing, sales or promotional activities.

                During the term of this Agreement, Company will supply and deliver to Consultant the Company's products free of charge in such quantities as Consultant may reasonably request for his own use and evaluation. Consultant will at all times during the term of this Agreement have the right to test and evaluate any Company products, and the Company will cooperate with Consultant in all reasonable ways to allow for this reasonable testing and evaluation of the Company products.


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                                   Category 2

        a. Subject to Consultant's previously scheduled activities, Consultant shall be available for up to ten business days during each three month period (the "Minimum Quarterly Time Commitment") commencing with the Effective Date of the Agreement (each, a "Quarter") to participate in marketing and sales events as requested by the Company. Company's failure to request Consultant to participate in marketing and sales events which will consume Consultant's Minimum Quarterly Time Commitment shall not constitute a breach by Consultant of its obligations pursuant to this Agreement, Consultant's failure to meet the Minimum Quarterly Time Commitment because of inability to participate in one or more marketing and sales events requested by the Company due to schedule conflicts also shall not constitute a breach by Consultant of its obligations pursuant to this Agreement, but any such days may be added by the Company to increase Consultant's Minimum Quarterly Time Commitment in one or more future Quarters. Similarly, in the event that the Company asks Consultant to spend additional days beyond the Minimum Quarterly Time Commitment to participate in marketing and sales events, Consultant may apply the days in excess of the Minimum Quarterly Time Commitment to offset any failure to have met or to meet the Minimum Quarterly Time Commitment in a prior or future Quarter.

        3. COMPENSATION

                   Cash, Reimbursement and Other Compensation

        a. The Company shall pay Consultant $2,500 for each day spent providing the Services listed under Category 2. In areas where travel is not required, Consultant will charge Company $1,250 for each half day, and in cases where full days of travel are required or overnight flights are required, an additional full day at $2,500 per day will be charged to the Company as incurred.

        b. The Company shall reimburse Consultant for reasonable pre-approved travel, living and other expenses incurred by Consultant in performing the Services hereunder.

        c. Consultant shall submit all statements for Services and expenses in a form prescribed by the Company and such statement shall be approved by the contact person listed above.

        d. In consideration of the services to be performed by Consultant, for a period of 90 days from the signing of this Agreement, Consultant shall be entitled to purchase from the Company (i) a number of shares of preferred capital stock of the Company equal to 0.25% of the Company's fully


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
                diluted outstanding shares immediately prior to such sale at a purchase price of $2.50 per share pursuant to a stock purchase agreement mutually agreeable to the parties. Additionally, in consideration of the services to be performed by Consultant, Consultant shall be entitled to purchase from the Company (ii) a number of shares of preferred capital stock equal to 0.75% of the Company's fully diluted outstanding shares immediately prior to such sale at the same price per share as offered by the Company in its next round of financing by participating in such financing; provided that if the Company does not complete such financing prior to December 31, 1997, Consultant shall have the right to purchase such number of shares at a price per share of $5.00; provided further that if the Company has begun negotiations with respect to such financing prior to December 31, 1997, Consultant shall have the option to participate in such financing subsequent to December 31, 1997, rather than to purchase such shares at $5.00 per share.

                                     Options

        Upon execution of this agreement, the Company will issue to Consultant two options to purchase shares of Common Stock of the Company, based on a fully-diluted, outstanding capitalization of the Company as of April 7, 1997. These options are separate from the rights to purchase Company's stock described in section 3d.

        Option 1 Terms:

        o 0.75% of Company's fully diluted outstanding shares as of the signing of this Agreement.

        o 1/24th vests on each monthly anniversary of the date of this agreement.

        o       Exercise price is $0.25 per share.

        o Lock-up period is as defined in the Company's 1995 Stock Plan, as amended, which is 180 days.

        o The 1995 Stock Plan contains early exerciseability provisions, including Company right of repurchase, which lapses according to the vesting schedule.

        Option 2 Terms:

        o 0.25% of Company's fully diluted outstanding shares as of the signing of this Agreement.

        o The shares will vest at the rate of 1/8 for each Quarter over a two year period provided that Consultant is not in breach of its obligation to provide services as described in Category 2 of "Services" above in such quarter.

        o       Exercise price is $0.25 per share.


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
        o Lock-up period is as defined in the Company's 1995 Stock Plan, as amended, which is 180 days.

        o The 1995 Stock Plan contains early exerciseability provisions, including Company right of repurchase, which lapses according to the vesting schedule.

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
        o Lock-up period is as defined in the Company's 1995 Stock Plan, as amended, which is 180 days.

        o The 1995 Stock Plan contains early excerciseability provisions, including Company right of repurchase, which lapses according to the vesting schedule.


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